Exhibit 99

News Release

Contact
Bev Fleming, Investor Relations	or	Richard Jurek, Public Relations
(312) 444-7811		(312) 444-5281

http://www.northerntrust.com

FOR IMMEDIATE RELEASE

NORTHERN TRUST CORPORATION REPORTS RECORD THIRD QUARTER 2007

EARNINGS OF $.93 PER SHARE, UP 26% FROM THE PRIOR YEAR.

(Chicago, October 17, 2007) Northern Trust Corporation today reported record net income per common share of $.93 for the third quarter of 2007, an increase of 26% from $.74 per share a year ago. Net income increased 27% to $208.3 million, up from $163.7 million earned in the third quarter of last year. This performance resulted in a return on average common equity of 19.5%.

William A. Osborn, Chairman and Chief Executive Officer, commented, “We are very pleased to report record earnings per share for the quarter, up 26% over last year. This performance represents our eleventh consecutive quarter of double-digit growth in earnings per share. Our results were driven by excellent revenue growth, including a 16% increase in trust, investment and other servicing fees, and record levels attained in foreign exchange trading income and net interest income. This record performance was achieved in the context of volatile third quarter markets. Our success in the marketplace was evidenced by double-digit growth in client assets, with assets under custody increasing 24% over last year to $4.1 trillion, global custody assets growing 31% to $2.0 trillion, and assets under management increasing 14% to $761.4 billion. Business momentum continues to be strong, we are investing aggressively on a global basis to serve the growing and complex needs of our clients, and our balance sheet continues to reflect outstanding asset quality and capital strength.”

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THIRD QUARTER PERFORMANCE HIGHLIGHTS

Northern Trust’s third quarter consolidated revenues reached $892.5 million, up 19% from last year’s third quarter. Trust, investment and other servicing fees increased 16% from last year to $508.8 million and represented 57% of third quarter revenues. Total fee-related income represented 74% of revenues. Net interest income rose 15% to $228.4 million and foreign exchange trading income reached a record $91.9 million, increasing 74% from last year’s third quarter.

Trust, investment and other servicing fees from Corporate & Institutional Services (C&IS) increased 16% from the year-ago quarter to $282.0 million, reflecting strong new business and higher equity markets. The largest component of C&IS fees is custody and fund administration fees, which increased 27% to a record $159.1 million. Securities lending fees totaled $33.0 million, down 19% compared with the third quarter last year. The current quarter performance was impacted by lower yields earned in one mark-to-market investment fund used in our securities lending activities. Fees from asset management in the quarter grew 15% from the prior year to $72.8 million. C&IS assets under custody totaled $3.8 trillion, up 24% from a year ago, and included $2.0 trillion of global custody assets, a 31% increase compared with a year ago. C&IS assets under management totaled $614.5 billion, a 14% increase from the prior year.

Trust, investment and other servicing fees from Personal Financial Services (PFS) in the quarter increased 17% and totaled a record $226.8 million compared with $194.1 million a year ago. The increase in PFS fees resulted primarily from strong new business and higher equity markets. Revenue growth continued to be broad-based, with all regions and the Wealth Management Group reporting year-over-year double-digit increases in fees. PFS assets under custody totaled $329.2 billion, a 36% increase from $242.8 billion in the prior year. PFS assets under management totaled $146.9 billion, a 15% increase from $127.9 billion last year.

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THIRD QUARTER PERFORMANCE HIGHLIGHTS (continued)

Foreign exchange trading income reached a record of $91.9 million, up 74% or $39.1 million from the performance in last year’s third quarter. The record results reflect continued strong client volumes and higher currency volatility attributable, in part, to the recent disruptions within the credit markets. Revenues from security commissions and trading income equaled $18.2 million, up 18% from the prior year. Other operating income was $22.8 million for the third quarter compared with $28.3 million in the same period last year.

An investment security gain of $6.3 million was recognized during the quarter resulting from the sale of CME Group Inc. stock acquired from the demutualizations and subsequent merger of the Chicago Mercantile Exchange and the Chicago Board of Trade.

Net interest income for the quarter, stated on a fully taxable equivalent basis, totaled a record $228.4 million, up 15% from $198.5 million reported in the prior year quarter. The increase reflects higher levels of average earning assets, partially offset by a decline in the net interest margin. Average earning assets of $53.7 billion were 18% higher than a year ago driven by growth in short term money market assets, loans and leases, and securities. The net interest margin equaled 1.69%, down from 1.73% in the prior year quarter. The decline in the net interest margin reflects significant growth in global custody-related deposits which have been invested primarily in short-term money market assets and securities. Implementation of FASB Staff Position No. 13-2, “Accounting for a Change or Projected Change in the Timing of Cash Flows Relating to Income Taxes Generated by a Leveraged Lease Transaction” (FSP 13-2), reduced current quarter net interest income on a fully taxable equivalent basis by approximately $2.5 million. The full year impact of FSP 13-2 is expected to reduce net interest income by approximately $13 million.

The reserve for credit losses at September 30, 2007 of $154.5 million increased $4.0 million from the June 30, 2007 balance. The provision for credit losses was $6.0 million in the current quarter, and net charge-offs totaled $2.0 million compared with $.1 million in the third quarter last year. Nonperforming loans totaled $23.4 million at September 30, 2007, compared with $26.8 million at June 30, 2007 and $32.1 million at September 30, 2006. The reserve for

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THIRD QUARTER PERFORMANCE HIGHLIGHTS (continued)

credit losses of $154.5 million included $11.3 million allocated to loan commitments and other off-balance sheet exposures. The remaining $143.2 million reserve assigned to loans and leases at September 30, 2007 represented a reserve to loan and lease ratio of .57%, compared with .58% at June 30, 2007 and .66% a year ago. Nonperforming loans of $23.4 million at quarter-end represented .09% of total loans and leases and were covered 6.1 times by the assigned reserve.

Noninterest expenses totaled $566.6 million for the quarter, up 19% from $477.0 million in the year-ago quarter.

Compensation and employee benefit expenses totaled $316.6 million, up $48.4 million or 18% compared with last year. The current quarter increase was driven by higher staff levels, higher performance-based compensation, annual salary increases, and higher employment taxes. Staff on a full-time equivalent basis at September 30, 2007 totaled 10,600 up 11% from a year ago.

The expenses associated with outside services totaled $99.3 million, up $23.6 million or 31% from $75.7 million last year. The current quarter increase reflects volume driven growth in global subcustody and investment manager sub-advisor expenses, and higher expenses for technical and consulting services.

The remaining expense categories totaled $150.7 million, an increase of 13% or $17.6 million from last year. The increase is a result of charges related to securities processing activities and increased occupancy, hiring, and employee relocation expenses.

The provision for income taxes was $92.8 million resulting in an effective tax rate of 30.8%. In the prior year quarter, the provision for income taxes was $86.8 million and the effective tax rate was 34.7%. The lower effective rate for the current quarter relates to management’s decision to reinvest indefinitely the earnings of certain non-U.S. subsidiaries, and a tax benefit resulting from new state tax legislation enacted during the quarter.

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THIRD QUARTER PERFORMANCE VS. SECOND QUARTER

Net income per common share of $.93 for the third quarter increased 1% from $.92 per share reported in the second quarter of 2007. Net income also increased 1% to $208.3 million, up from $206.9 million in the second quarter.

Consolidated revenues increased $10.1 million to $892.5 million. Trust, investment and other servicing fees decreased $23.9 million or 4% in the quarter. C&IS fees decreased $27.0 million or 9% due to lower securities lending fees. PFS fees increased $3.1 million or 1%. Net interest income increased $19.8 million or 9% in the quarter primarily resulting from an improvement in the net interest margin, higher levels of average earning assets, and the second quarter impact of adjustments relating to our implementation of FSP 13-2. A gain of $6.3 million was recognized in the current quarter on the sale of investment securities.

The provision for credit losses totaled $6.0 million in the third quarter, compared with $4.0 million in the second quarter of 2007.

Noninterest expense totaled $566.6 million in the third quarter, an increase of $11.3 million or 2% from the second quarter of 2007. Compensation and employee benefits increased $6.5 million, primarily the result of higher staff levels and performance-based compensation, offset in part by lower employment taxes and health care costs.

Outside services totaled $99.3 million compared with $93.7 million in the second quarter, reflecting higher expenses for consulting and other purchased services.

Other noninterest expense categories totaled $150.7 million, down slightly from $151.5 million in the second quarter of 2007. The current quarter reflects lower expenses associated with occupancy costs, equipment and software, and advertising. Software expense in the second quarter included a computer software write-down. Offsetting the reductions in the above expense categories were current quarter charges related to securities processing activities.

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THIRD QUARTER PERFORMANCE VS. SECOND QUARTER (continued)

The provision for income taxes was $92.8 million in the current quarter resulting in an effective tax rate of 30.8%. This compares with a provision of $102.8 million in the second quarter of 2007 and an effective tax rate of 33.2%. The current quarter provision reflects a tax benefit resulting from new state tax legislation enacted during the quarter. The prior quarter provision includes a tax benefit associated with a revision of state tax related cash flows on leveraged leasing transactions.

BALANCE SHEET

Assets averaged $61.3 billion for the quarter, up 16% from last year’s third quarter average of $52.6 billion. The securities portfolio averaged $14.0 billion, up 25% from last year, while loans and leases averaged $23.3 billion, up 12%. Money market assets averaged $16.4 billion for the quarter, an increase of 22% from the prior year. The increase in earning assets was primarily funded by growth in non-U.S. office deposits.

Non-U.S. loans increased $746 million on average from the prior year quarter to $1.9 billion. Residential mortgages averaged $8.9 billion in the quarter, up 4% from the prior year’s third quarter, and represented 38% of the total average loan and lease portfolio. Commercial loans averaged $5.1 billion, up 12% from $4.6 billion last year, while personal loans averaged $3.3 billion, up 20% from last year’s third quarter.

Stockholders’ equity averaged $4.2 billion, up 11% from last year’s third quarter. The increase primarily reflects the retention of earnings offset in part by the impact of adopting new accounting standards and the repurchase of common stock pursuant to the Corporation’s share buyback program. During the third quarter, the Corporation repurchased 1,237,466 shares at a cost of $76.9 million ($62.18 average price per share). An additional 9.8 million shares are authorized for repurchase after September 30, 2007 under the current share buyback program.

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NINE-MONTH PERFORMANCE HIGHLIGHTS

Net income per common share of $2.69 for the nine months ended September 30, 2007 was 21% higher than the $2.23 reported in 2006. Net income was $601.9 million compared with $494.6 million earned last year and resulted in a return on average common equity of 19.66% and a return on average assets of 1.36%.

Revenues of $2.60 billion were up 14% from the $2.28 billion last year. Trust, investment and other servicing fees were $1.53 billion for the period, up 15% compared with $1.33 billion last year. Trust, investment and other servicing fees represented 59% of revenues and total fee-related income represented 75% of total revenues.

Trust, investment and other servicing fees from C&IS increased 14% to $865.2 million from $758.0 million a year ago. Custody and fund administration fees increased 20% to $447.5 million, reflecting strong growth in global fees. Securities lending fees totaled $152.0 million compared with $149.8 million last year, while fees from asset management grew 14% to $215.7 million.

Trust, investment and other servicing fees from PFS increased 16% and totaled $665.2 million compared with $575.4 million a year ago. The increase resulted primarily from strong new business results and higher equity markets. Revenue growth continued to be broad-based, with all regions and the Wealth Management Group reporting year-over-year increases in fees.

Foreign exchange trading income increased 24% and totaled $240.1 million in the period compared with $193.0 million last year. The increase reflects strong client volumes year-to-date as well as higher currency volatility in the current period. Revenues from security commissions and trading income were $47.2 million compared with $47.1 million in the prior year. Other operating income was $78.6 million for the period, compared with $72.9 million last year, and included the second quarter $4.9 million of gains on the sale of leased assets, a $4.1 million loss on the sale of a subsidiary, and other miscellaneous items. A gain of $6.3 million was recognized in the current period on the sale of investment securities.

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NINE-MONTH PERFORMANCE HIGHLIGHTS (continued)

Net interest income, stated on a fully taxable equivalent basis, totaled $647.3 million, an increase of 10% from $588.1 million reported in the prior year period. The increase reflects higher levels of average earning assets, partially offset by a decline in the net interest margin. Total average earning assets of $52.5 billion were 17% higher than a year ago. The net interest margin of 1.65% was down from 1.75% in the prior period, reflecting the impact of FSP 13-2, the narrowing of the interest rate spread, and the significant growth in global custody-related deposits which have been invested primarily in short-term money market assets and securities.

The provision for credit losses was $10.0 million for the first nine months compared with $13.0 million in 2006. Net charge-offs totaled $6.5 million compared with net recoveries of $.4 million in 2006.

Noninterest expenses totaled $1.65 billion for the period, up 14% from $1.44 billion a year-ago. Compensation and employee benefit expenses of $928.0 million represented 56% of total operating expenses. The current period expense increase reflects the impact of higher staff levels, higher performance-based compensation, annual salary increases, and higher employment taxes and health care costs.

Expenses associated with outside services totaled $277.1 million, up $49.9 million or 22% from last year, reflecting higher expenses for technical and consulting services and volume-driven growth in global subcustody and investment manager sub-advisor expenses.

The remaining expense categories totaled $442.7 million, up 11% from $397.9 million in 2006. The increase reflects higher expenses for occupancy, increases in computer software expense, charges related to securities processing activities and litigation matters, increased hiring and employee relocation costs, and higher business promotion and advertising.

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NINE-MONTH PERFORMANCE HIGHLIGHTS (continued)

Total income tax expense was $291.2 million for the nine months ended September 30, 2007, representing an effective rate of 32.6%. This compares with $287.5 million in income tax expense and an effective rate of 36.8% for 2006. The prior period tax provision included approximately $15 million of additional reserves related to leveraged leasing transactions. The current year tax provision was reduced as a result of management’s decision to reinvest indefinitely the earnings of certain non-U.S. subsidiaries and a tax benefit resulting from new state tax legislation enacted during the quarter.

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FORWARD-LOOKING STATEMENTS

This news release may be deemed to include forward-looking statements, such as statements that relate to Northern Trust’s financial goals, dividend policy, expansion and business development plans, anticipated expense levels and projected profit improvements, business prospects and positioning with respect to market, demographic and pricing trends, strategic initiatives, re-engineering and outsourcing activities, new business results and outlook, changes in securities market prices, credit quality including reserve levels, planned capital expenditures and technology spending, anticipated tax benefits and expenses, and the effects of any extraordinary events and various other matters (including developments with respect to litigation, other contingent liabilities, and regulation involving Northern Trust and changes in accounting policies, standards and interpretations) on Northern Trust’s business and results. Forward-looking statements are typically identified by words or phrases, such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may increase,” “may fluctuate,” “plan,” “goal,” “target,” “strategy,” and similar expressions or future or conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements are Northern Trust’s current estimates or expectations of future events or future results. Actual results could differ materially from those indicated by these statements because the realization of those results is subject to many risks and uncertainties. Northern Trust Corporation’s 2006 Financial Annual Report to Shareholders, including the section of Management’s Discussion and Analysis captioned “Factors Affecting Future Results,” and periodic reports to the Securities and Exchange Commission, including the section captioned “Risk Factors,” contain additional information about factors that could affect actual results, including: economic, market, and monetary policy risks; operational risks; investment performance, fiduciary, and asset servicing risks; credit risks; liquidity risks; holding company risks; regulation risks; litigation risks; tax and accounting risks; strategic and competitive risks; and reputation risks. All forward-looking statements included in this news release are based on information available at the time of the release, and Northern Trust Corporation assumes no obligation to update any forward-looking statement.

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WEBCAST OF THIRD QUARTER EARNINGS CONFERENCE CALL

Northern Trust’s third quarter earnings conference call will be webcast live on October 17, 2007. The Internet webcast opens the call to all investors, allowing them to listen to the Chief Financial Officer’s comments. The live call will be conducted at 11:00 a.m. CDT and is accessible on Northern Trust’s web site at:

http://www.northerntrust.com/financialreleases

The only authorized rebroadcasts of the live call will be available on Northern Trust’s web site from 2:00 p.m. CDT on October 17, 2007 through 5:00 p.m. CDT on October 24, 2007. Participants will need Windows Mediatm software, which can be downloaded free through Northern’s web site. This earnings release can also be accessed at the above web address.

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NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME STATISTICS

($ In Millions Except Per Share Data)

	THIRD QUARTER
	2007	2006	% Change (*)
Noninterest Income
Trust, Investment and Other Servicing Fees	$508.8	$438.1	16%
Foreign Exchange Trading Income	91.9	52.8	74
Treasury Management Fees	16.1	16.4	(2)
Security Commissions & Trading Income	18.2	15.5	18
Other Operating Income	22.8	28.3	(20)
Investment Security Gains, net	6.3	—	N/M

Total Noninterest Income	664.1	551.1	21

Interest Income (Taxable Equivalent)	720.9	582.4	24
Interest Expense	492.5	383.9	28

Net Interest Income (Taxable Equivalent)	228.4	198.5	15

Total Revenue (Taxable Equivalent)	892.5	749.6	19

Noninterest Expenses
Compensation	259.5	215.5	20
Employee Benefits	57.1	52.7	9
Outside Services	99.3	75.7	31
Equipment and Software Expense	53.6	51.5	4
Occupancy Expense	39.2	33.8	16
Other Operating Expenses	57.9	47.8	21

Total Noninterest Expenses	566.6	477.0	19

Provision for Credit Losses	6.0	6.0	—
Taxable Equivalent Adjustment	18.8	16.1	16

Income before Income Taxes	301.1	250.5	20
Provision for Income Taxes	92.8	86.8	7

NET INCOME	$208.3	$163.7	27%

Per Common Share
Net Income
Basic	$0.95	$0.75	27%
Diluted	0.93	0.74	26

Return on Average Common Equity	19.51%	16.96%
Average Common Equity	$4,237.7	$3,829.7	11%
Return on Average Assets	1.35%	1.23%

Common Dividend Declared per Share	$0.25	$0.23	9%

Average Common Shares Outstanding (000s)
Basic	219,915	217,618
Diluted	224,186	221,774
Common Shares Outstanding (EOP)	219,942	217,990

(*)	Percentage change calculations are based on actual balances rather than the rounded amounts presented in Supplemental Consolidated Financial Information.
(N/M)	Percentage change is either not meaningful or not applicable.

Note:	Certain reclassifications have been made to prior periods' consolidated financial statements to place them on a basis comparable with the current period's consolidated financial statements.

NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME STATISTICS

($ In Millions Except Per Share Data)

	NINE MONTHS
	2007	2006	% Change (*)
Noninterest Income
Trust, Investment and Other Servicing Fees	$1,530.4	$1,333.4	15%
Foreign Exchange Trading Income	240.1	193.0	24
Treasury Management Fees	48.7	50.1	(3)
Security Commissions & Trading Income	47.2	47.1	N/M
Other Operating Income	78.6	72.9	8
Investment Security Gains, net	6.4	0.3	N/M

Total Noninterest Income	1,951.4	1,696.8	15

Interest Income (Taxable Equivalent)	2,050.5	1,631.7	26
Interest Expense	1,403.2	1,043.6	34

Net Interest Income (Taxable Equivalent)	647.3	588.1	10

Total Revenue (Taxable Equivalent)	2,598.7	2,284.9	14

Noninterest Expenses
Compensation	755.6	653.3	16
Employee Benefits	172.4	163.9	5
Outside Services	277.1	227.2	22
Equipment and Software Expense	160.1	148.5	8
Occupancy Expense	119.3	108.1	10
Other Operating Expenses	163.3	141.3	16

Total Noninterest Expenses	1,647.8	1,442.3	14

Provision for Credit Losses	10.0	13.0	(23)
Taxable Equivalent Adjustment	47.8	47.5	1

Income before Income Taxes	893.1	782.1	14
Provision for Income Taxes	291.2	287.5	1

NET INCOME	$601.9	$494.6	22%

Per Common Share
Net Income
Basic	$2.74	$2.27	21%
Diluted	2.69	2.23	21

Return on Average Common Equity	19.66%	17.73%
Average Common Equity	$4,094.5	$3,730.4	10%
Return on Average Assets	1.36%	1.28%

Common Dividends Declared per Share	$0.75	$0.69	9%

Average Common Shares Outstanding (000s)
Basic	219,453	217,683
Diluted	223,851	221,614
Common Shares Outstanding (EOP)	219,942	217,990

NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME STATISTICS

($ In Millions Except Per Share Data)

	THIRD QUARTER 2007	SECOND QUARTER 2007

			% Change
Noninterest Income
Trust, Investment and Other Servicing Fees	$508.8	$532.7	(4)%
Foreign Exchange Trading Income	91.9	81.0	13
Treasury Management Fees	16.1	16.4	(2)
Security Commissions & Trading Income	18.2	15.0	21
Other Operating Income	22.8	28.7	(21)
Investment Security Gains, net	6.3	—	N/M

Total Noninterest Income	664.1	673.8	(1)

Interest Income (Taxable Equivalent)	720.9	677.7	6
Interest Expense	492.5	469.1	5

Net Interest Income (Taxable Equivalent)	228.4	208.6	9

Total Revenue (Taxable Equivalent)	892.5	882.4	1

Noninterest Expenses
Compensation	259.5	251.4	3
Employee Benefits	57.1	58.7	(3)
Outside Services	99.3	93.7	6
Equipment and Software Expense	53.6	55.6	(4)
Occupancy Expense	39.2	42.1	(7)
Other Operating Expenses	57.9	53.8	8

Total Noninterest Expenses	566.6	555.3	2

Provision for Credit Losses	6.0	4.0	50
Taxable Equivalent Adjustment	18.8	13.4	40

Income before Income Taxes	301.1	309.7	(3)
Provision for Income Taxes	92.8	102.8	(10)

NET INCOME	$208.3	$206.9	1%

Per Common Share
Net Income
Basic	$0.95	$0.94	1%
Diluted	0.93	0.92	1

Return on Average Common Equity	19.51%	20.23%
Average Common Equity	$4,237.7	$4,102.0	3%
Return on Average Assets	1.35%	1.40%

Common Dividend Declared per Share	$0.25	$0.25	—%

Average Common Shares Outstanding (000s)
Basic	219,915	219,633
Diluted	224,186	224,187
Common Shares Outstanding (EOP)	219,942	220,093

NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

BALANCE SHEET ($ IN MILLIONS)

	SEPTEMBER 30
	2007	2006	% Change (*)
Assets
Money Market Assets	$18,264.5	$14,656.8	25%
Securities
U.S. Government	5.1	17.8	(71)
Government Sponsored Agency and Other	10,909.9	11,193.1	(3)
Municipal	884.2	900.9	(2)
Trading Account	4.3	7.8	(44)

Total Securities	11,803.5	12,119.6	(3)
Loans and Leases	24,908.1	21,269.3	17

Total Earning Assets	54,976.1	48,045.7	14
Reserve for Credit Losses Assigned to Loans & Leases	(143.2)	(139.4)	3
Cash and Due from Banks	3,871.5	3,824.9	1
Trust Security Settlement Receivables	338.7	250.7	35
Buildings and Equipment, net	478.7	471.6	2
Other Nonearning Assets	3,577.1	2,747.4	30

Total Assets	$63,098.9	$55,200.9	14%

Liabilities and Stockholders' Equity
Interest-Bearing Deposits
Savings	$9,297.7	$7,969.0	17%
Other Time	539.4	465.6	16
Non-U.S. Offices Time	28,657.1	23,152.8	24

Total Interest-Bearing Deposits	38,494.2	31,587.4	22
Short-Term Borrowings	4,448.5	6,748.2	(34)
Senior Notes and Long-Term Debt	3,207.4	3,363.4	(5)

Total Interest-Related Funds	46,150.1	41,699.0	11
Demand & Other Noninterest-Bearing Deposits	9,174.6	7,088.5	29
Other Liabilities	3,414.8	2,477.4	38

Total Liabilities	58,739.5	51,264.9	15
Common Equity	4,359.4	3,936.0	11

Total Liabilities and Stockholders' Equity	$63,098.9	$55,200.9	14%

NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

BALANCE SHEET ($ IN MILLIONS)

	SEPTEMBER 30 2007	JUNE 30 2007	% Change
Assets
Money Market Assets	$18,264.5	$15,598.8	17%
Securities
U.S. Government	5.1	5.1	—
Government Sponsored Agency and Other	10,909.9	11,709.3	(7)
Municipal	884.2	883.7	N/M
Trading Account	4.3	7.1	(39)

Total Securities	11,803.5	12,605.2	(6)
Loans and Leases	24,908.1	24,044.9	4

Total Earning Assets	54,976.1	52,248.9	5
Reserve for Credit Losses Assigned to Loans & Leases	(143.2)	(139.3)	3
Cash and Due from Banks	3,871.5	3,519.0	10
Trust Security Settlement Receivables	338.7	515.5	(34)
Buildings and Equipment, net	478.7	486.1	(2)
Other Nonearning Assets	3,577.1	2,979.5	20

Total Assets	$63,098.9	$59,609.7	6%

Liabilities and Stockholders' Equity
Interest-Bearing Deposits
Savings	$9,297.7	$9,555.6	(3)%
Other Time	539.4	630.2	(14)
Non-U.S. Offices Time	28,657.1	27,450.3	4

Total Interest-Bearing Deposits	38,494.2	37,636.1	2
Short-Term Borrowings	4,448.5	3,935.9	13
Senior Notes and Long-Term Debt	3,207.4	3,060.8	5

Total Interest-Related Funds	46,150.1	44,632.8	3
Demand & Other Noninterest-Bearing Deposits	9,174.6	8,225.9	12
Other Liabilities	3,414.8	2,523.8	35

Total Liabilities	58,739.5	55,382.5	6
Common Equity	4,359.4	4,227.2	3

Total Liabilities and Stockholders' Equity	$63,098.9	$59,609.7	6%

NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

AVERAGE BALANCE SHEET ($ IN MILLIONS)

	THIRD QUARTER
	2007	2006	% Change (*)
Assets
Money Market Assets	$16,367.9	$13,455.5	22%
Securities
U.S. Government	5.1	228.0	(98)
Government Sponsored Agency and Other	13,146.5	10,115.8	30
Municipal	883.2	899.6	(2)
Trading Account	5.8	6.0	(4)

Total Securities	14,040.6	11,249.4	25
Loans and Leases	23,291.2	20,748.4	12

Total Earning Assets	53,699.7	45,453.3	18
Reserve for Credit Losses Assigned to Loans & Leases	(139.2)	(133.7)	4
Nonearning Assets	7,696.1	7,314.6	5

Total Assets	$61,256.6	$52,634.2	16%

Liabilities and Stockholders' Equity
Interest-Bearing Deposits
Savings	$9,177.4	$7,998.7	15%
Other Time	541.1	413.1	31
Non-U.S. Offices Time	27,681.1	21,888.9	26

Total Interest-Bearing Deposits	37,399.6	30,300.7	23
Short-Term Borrowings	5,208.6	6,682.5	(22)
Senior Notes and Long-Term Debt	3,186.2	3,308.3	(4)

Total Interest-Related Funds	45,794.4	40,291.5	14
Demand & Other Noninterest-Bearing Deposits	8,232.7	6,187.2	33
Other Liabilities	2,991.8	2,325.8	29

Total Liabilities	57,018.9	48,804.5	17
Common Equity	4,237.7	3,829.7	11

Total Liabilities and Stockholders' Equity	$61,256.6	$52,634.2	16%

NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

QUARTERLY TREND DATA

($ In Millions Except Per Share Data)

	2007 Quarters			2006 Quarters

	Third	Second	First	Fourth	Third
Net Income Summary
Trust, Investment and Other Servicing Fees	$508.8	$532.7	$488.9	$458.2	$438.1
Other Noninterest Income	155.3	141.1	124.6	111.2	113.0
Net Interest Income (Taxable Equivalent)	228.4	208.6	210.3	206.6	198.5

Total Revenue (Taxable Equivalent)	892.5	882.4	823.8	776.0	749.6
Provision for Credit Losses	6.0	4.0	—	2.0	6.0
Noninterest Expenses	566.6	555.3	525.9	514.6	477.0

Pretax Income (Taxable Equivalent)	319.9	323.1	297.9	259.4	266.6
Taxable Equivalent Adjustment	18.8	13.4	15.6	17.3	16.1
Provision for Income Taxes	92.8	102.8	95.6	71.3	86.8

Net Income	$208.3	$206.9	$186.7	$170.8	$163.7

Per Common Share
Net Income - Basic	$0.95	$0.94	$0.85	$0.78	$0.75
- Diluted	0.93	0.92	0.84	0.77	0.74
Dividend Declared	0.25	0.25	0.25	0.25	0.23
Book Value (EOP)	19.82	19.21	18.43	18.03	18.06
Market Value (EOP)	66.27	64.24	60.14	60.69	58.43

Ratios
Return on Average Common Equity	19.51%	20.23%	19.21%	17.14%	16.96%
Return on Average Assets	1.35	1.40	1.33	1.18	1.23
Net Interest Margin	1.69	1.58	1.68	1.67	1.73

Risk-based Capital Ratios
Tier 1	9.8%	10.0%	10.2%	9.8%	10.2%
Total (Tier 1 + Tier 2)	11.6	12.0	12.4	12.0	12.5
Leverage	7.0	7.0	7.0	6.7	7.0

Assets Under Custody ($ in Billions) - EOP
Corporate	$3,787.6	$3,670.1	$3,456.6	$3,263.5	$3,065.7
Personal	329.2	319.2	297.5	281.9	242.8

Total Assets Under Custody	$4,116.8	$3,989.3	$3,754.1	$3,545.4	$3,308.5

Managed Assets	$761.4	$766.5	$755.8	$697.2	$667.2

Asset Quality ($ in Millions) - EOP
Nonperforming Loans	$23.4	$26.8	$35.1	$35.7	$32.1
Other Real Estate Owned (OREO)	5.9	5.6	1.9	1.4	0.4

Total Nonperforming Assets	$29.3	$32.4	$37.0	$37.1	$32.5

Nonperforming Assets / Loans & OREO	0.12%	0.13%	0.17%	0.16%	0.15%

Gross Charge-offs	$2.6	$2.4	$2.3	$0.9	$0.3
Less: Gross Recoveries & Foreign Translation	0.6	0.1	0.1	0.5	0.2

Net Charge-offs (Recoveries & Translation)	$2.0	$2.3	$2.2	$0.4	$0.1

Net Charge-offs (Annualized) to Average Loans	0.03%	0.04%	0.04%	0.01%	0.00%
Reserve for Credit Losses Assigned to Loans	$143.2	$139.3	$138.3	$140.4	$139.4
Reserve to Nonaccrual Loans	612%	520%	394%	393%	434%
Reserve for Other Credit-Related Exposures	$11.3	$11.2	$10.5	$10.6	$10.0